EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Sierra Wireless, Inc.

We consent to the inclusion in this annual report on Form 40-F of:

•                     Our Report of Independent Registered Public Accounting Firm dated March 5, 2012 on the consolidated balance sheets of Sierra Wireless, Inc. (“the Company”) and subsidiaries as at December 31, 2011 and 2010, and the related consolidated statements of operations, equity, comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2011; and

•                     our Report of Independent Registered Public Accounting Firm dated March 5, 2012 on the Company’s internal control over financial reporting as of December 31, 2011 each of which is contained in this annual report on Form 40-F of the Company for the year ended December 31, 2011.  We also consent to the incorporation by reference of each of the above reports into the Company’s Registration Statement on Form S-8, File No. 333-147872.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
March 5, 2012